EXHIBIT 10.14  2001 DIRECTORS RETIREMENT AGREEMENT



                             THE JUNIATA VALLEY BANK
                          DIRECTOR RETIREMENT AGREEMENT

     THIS AGREEMENT is made this      day of        , 2001, by and between The
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Juniata Valley Bank, a state-charted bank located in Mifflintown, Pennsylvania
(the "Bank") and (the "Director"), intending to be legally bound hereby.


INTRODUCTION

     To encourage the Director to remain a member of the Bank's Board of Directors, the Bank is willing to provide retirement benefits to the Director. The Bank will pay the retirement benefits from its general assets according to the terms of this Agreement.


                                    AGREEMENT

     The Director and the Bank agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

     Whenever used in this Agreement, the following words and phrases shall have the meanings specified:

     1.1 "Change in Control" means any of the following:

          (A) any person (as such term is used in Sections 13d and 14d-2 of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than the Corporation, a subsidiary of the Corporation, an employee benefit plan (or related trust) of the Corporation or a direct or indirect subsidiary of the Corporation, or Affiliates of the Corporation (as defined in Rule 12b-2 under the Exchange Act), becomes the beneficial owner (as determined pursuant to Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing more than 50% of the combined voting power of the Corporation's then outstanding securities (other than a person owning 10% or more of the voting power of stock on the date hereof); or

          (B) the liquidation or dissolution of the Corporation or the occurrence of, or execution of an agreement providing for a sale of all or substantially all of the assets of the Corporation to an entity which is not a direct or indirect subsidiary of the Corporation; or


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          (F) the occurrence of, or execution of an agreement providing for a reorganization, merger, consolidation or other similar transaction or connected series of transactions of the Corporation as a result of which either (a) the Corporation does not survive or (b) pursuant to which shares of the Corporation common stock ("Common Stock") would be converted into cash, securities or other property, unless, in case of either (a) or (b), the holders of the Corporation Common Stock immediately prior to such transaction will, following the consummation of the transaction, beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation surviving, continuing or resulting from such transaction; or

          (G) the occurrence of, or execution of an agreement providing for a reorganization, merger, consolidation or similar transaction of the Corporation, or before any connected series of such transactions, if upon consummation of such transaction or transactions, the persons who are members of the Board of Directors of the Corporation immediately before such transaction or transactions cease or, in the case of the execution of an agreement for such transaction or transactions, it is contemplated in such agreement that upon consummation such persons would cease to constitute a majority of the Board of Directors of the Corporation or, in the case where the Corporation does not survive in such transaction, of the corporation surviving, continuing or resulting from such transaction or transactions; or

          (H) any other event which is at any time designated as a "Change in Control" for purposes of this Agreement by a resolution adopted by the Board of Directors of the Corporation with the affirmative vote of a majority of the non-employee directors in office at the time the resolution is adopted; in the event any such resolution is adopted, the Change in Control event specified thereby shall be deemed incorporated herein by reference and thereafter may not be amended, modified or revoked without the written agreement of the Director; or

         (F) during any period of two consecutive years during the term of this Agreement, individuals who at the beginning of such period constitute the Board of Directors of the Bank or Corporation cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period, provided however this provision shall not apply in the event two-thirds of the Board of Directors at the beginning of a period no longer are directors due to death, normal retirement, or other circumstances not related to a Change in Control.

     Notwithstanding anything else to the contrary set forth in this Agreement, if (i) an agreement is executed by the Corporation providing for any of the transactions or events constituting a Change in Control as defined herein, and the agreement subsequently expires or is terminated without the transaction or event being consummated, and (ii) Director's service did not terminate during the period after the agreement and prior to such expiration or termination, for purposes of this Agreement it shall be as though such agreement was never executed and no Change in Control event shall be deemed to have occurred as a result of the execution of such agreement.


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     1.2 "Code" means the Internal Revenue Code of 1986, as amended.

     1.3 "Corporation" means The Juniata Valley Financial Corp.

     1.4 "Disability" means the Director suffering a sickness, accident or injury which, in the judgment of a physician satisfactory to the Bank, permanently prevents the Director from performing substantially all of the Director's normal duties for the Bank. As a condition to any benefits, the Bank may require the Director to submit to such physical or mental evaluations and tests as the Bank's Board of Directors deems appropriate.

     1.5 "Early Termination" means the Termination of Service before Normal Retirement Age for reasons other than death, Disability, Termination for Cause or following a Change in Control.

     1.6 "Early Termination Date" means the month, day and year in which Early Termination occurs.

     1.7 "Effective Date" means February 1, 2001.

     1.8 "Normal Retirement Age" means the Director's 65th birthday with a minimum of 7 Years of Service. If the Director has less than 7 Years of Service at age 65, Normal Retirement Age is the age at which he completes 7 Years of Service.

     1.9 "Plan Year" means each twelve-month period commencing with the Effective Date of this Agreement.

     1.10 "Termination for Cause" See Section 5.2.

     1.11 "Termination of Service" means that the Director ceases to be a member of the Board of the Bank or the Corporation for any reason whatsoever other than by reason of a leave of absence which is approved by the Bank. For purposes of this Agreement, if there is a dispute over the service status of the Director or the date of the Director's Termination of Service, the Bank shall have the sole and absolute right to decide the dispute.

     1.12 "Years of Service" means the total number of continuous years of service as a director of the Bank or the Corporation, inclusive of any years of service as a director of Lewistown Trust Company and inclusive of any approved leaves of absences.


                                    ARTICLE 2
                                LIFETIME BENEFITS

     2.1 Annual Normal Retirement Benefit. If the Director remains in continuous service as a member of the Board of the Corporation or the Bank from the Effective Date of this Agreement until Normal Retirement Age, the Bank shall pay to the Director the benefit described in this Section 2.1 in lieu of any other benefit under this Agreement.

          2.1.1 Amount of Benefit. The Annual Normal Retirement Benefit under this Section 2.1 is $8,500 (eight-thousand five-hundred dollars). The Bank may increase the annual benefit under this Section 2.1 at the sole and absolute discretion of the Bank's Board of Directors. Any increase in the annual benefit shall require the recalculation of all the amounts on Schedule A attached hereto. The annual benefit amounts on Schedule A are calculated by amortizing the annual normal retirement benefit using the interest method of accounting, an 8.00% discount rate, monthly compounding and monthly payments.

          2.1.2 Payment of Benefit. The Bank shall pay the annual benefit to the Director in 12 equal monthly installments payable on the first day of each month commencing with the month following the Director's Normal Retirement Age and continuing for 119 additional months.

          2.1.3 Benefit Increases. Commencing on the first anniversary of the first benefit payment, and continuing on each subsequent anniversary, the Bank's Board of Directors, in its sole discretion, may increase the benefit.


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     2.2 Early Termination Benefit. Upon Early Termination, the Bank shall pay to the Director the benefit described in this Section 2.2 in lieu of any other benefit under this Agreement.

          2.2.1 Amount of Benefit. The annual benefit under this Section 2.2 is the Early Termination Annual Benefit set forth in Schedule A for the Plan Year ended immediately prior to the Early Termination Date.

          2.2.2 Payment of Benefit. The Bank shall pay the annual benefit to the Director in 12 equal monthly installments payable on the first day of each month commencing with the month following the Director's Normal Retirement Age and continuing for 119 additional months.

         2.2.3 Benefit  Increases.   Benefit  payments  may  be  increased  as
     provided in Section 2.1.3.

     2.3 Disability Annual Benefit. If the Director terminates service due to Disability prior to Normal Retirement Age, the Bank shall pay to the Director the benefit described in this Section 2.3 in lieu of any other benefit under this Agreement.

          2.3.1 Amount of Benefit. The annual benefit under this Section 2.3 is the Disability Benefit amount set forth in Schedule A for the Plan Year ended immediately prior to the date in which Termination of Service occurs.

          2.3.2 Payment of Benefit. The Bank shall pay the annual benefit to the Director in 12 equal monthly installments commencing within 90 days after the date of the Director's Termination of Service and continuing for 119 additional months.

          2.3.3 Benefit Increases. Benefit payments may be increased as provided in Section 2.1.3.

     2.4 Change in Control Annual Benefit. If the Director is in the active service of the Bank at the time of a Change in Control, and does not resign his service with the Bank prior to the consummation of the transaction which constitutes the Change in Control, the Bank shall pay to the Director the benefit described in this Section 2.4 in lieu of any other benefit under this Agreement.

         2.4.1 Amount of Benefit. The annual benefit under this Section 2.4 is the Normal Retirement Benefit described in Section 2.1.1.

         2.4.2 Payment of Benefit. The Bank shall pay the annual benefit to the Director in 12 equal monthly installments payable on the first day of each month commencing with the month following Normal Retirement Age and continuing for 119 additional months.

         2.4.3 Benefit Increases. Benefit payments may be increased as provided in Section 2.1.3


                                    ARTICLE 3
                                 DEATH BENEFITS

     3.1 Death During Active Service. If the Director dies while in the active service of the Bank, the Bank shall pay to the Director's beneficiary the benefit described in this Section 3.1. This benefit shall be paid in lieu of the Lifetime Benefits of Article 2.

          3.1.1 Amount of Benefit. The amount of Annual Death Benefit under this
     Section 3.1 is set forth on Schedule A.

          3.1.2 Payment of Benefit. The Bank shall pay the annual benefit to the beneficiary in 12 equal monthly installments commencing within 90 days after the date of the Director's death and continuing for 119 additional months.

     3.2 Death During Lifetime Benefit Period. If the Director dies after the Bank has commenced paying any of the Lifetime Benefits described in Article 2 of this Agreement but before all such payments have been made, the Bank shall pay the remaining benefits to the Director's beneficiary at the same time and in the same amounts they would have been paid to the Director had the Director survived.

     3.3 Death Following Termination of Service But Before Benefits Commence. If the Director is entitled to Lifetime Benefits under this Agreement, but dies before the Bank has commenced paying any of the Lifetime Benefits described in
Article 2 of this Agreement, the Bank shall pay to the Director's beneficiary the same benefits, in the same manner, they would have been paid to the Director had the Director survived; however, said benefit payments will commence upon the Director's death.


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                                    ARTICLE 4
                                  BENEFICIARIES

     4.1 Beneficiary Designations. The Director shall designate a beneficiary by filing a written designation with the Bank. The Director may revoke or modify the designation at any time by filing a new designation. However, designations and revocation or modifications of designations shall only be effective if they are filed with the Bank as a written document, signed by the Director and accepted by the Bank during the Director's lifetime. The Director's beneficiary designation shall be deemed automatically revoked if the beneficiary predeceases the Director, or if the Director names a spouse as beneficiary and the marriage is subsequently dissolved. If the Director dies without a valid beneficiary designation, all payments shall be made to the Director's estate.

     4.2 Facility of Payment. If a benefit is payable to a minor, to a person declared incapacitated, or to a person incapable of handling the disposition of his or her property, the Bank may pay such benefit to the guardian, legal representative or person having the care or custody of such minor, incapacitated person or incapable person. The Bank may require proof of incapacity, minority or guardianship as it may deem appropriate prior to distribution of the benefit. Such distribution shall completely discharge the Bank from all liability with respect to such benefit.


                                    ARTICLE 5
                               GENERAL LIMITATIONS

     5.1 Excess Parachute or Golden Parachute Payment. Notwithstanding any provision of this Agreement to the contrary, the Bank shall not pay any benefit under this Agreement to the extent the benefit would be an excess parachute payment under Section 280G of the Code or would be a prohibited golden parachute payment pursuant to 12 C.F.R. ss.359.2 and for which the appropriate federal banking agency has not given written consent to pay pursuant to 12 C.F.R. ss.359.4.

     5.2 Termination for Cause. Notwithstanding any provision of this Agreement to the contrary, the Bank shall not pay any benefit under this Agreement, if the Bank terminates the Director's service for:

          5.2.1 Gross negligence or gross neglect of duties;

          5.2.2 Commission of a felony or of a gross misdemeanor involving moral turpitude; or

          5.2.3 Fraud, disloyalty, dishonesty or willful violation of any law or significant Bank policy committed in connection with the Director's service and resulting in an adverse effect on the Bank.

     5.3 Removal. Notwithstanding any provision of this Agreement to the contrary, the Bank shall not pay any benefit under this Agreement if the Director is subject to a final removal or prohibition order issued by an appropriate federal banking agency pursuant to Section 8(e) of the Federal Deposit Insurance Act.


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     5.4 Competition. No benefits shall be payable if the Director, without the prior written consent of the Bank, violates the following described restrictive covenants.

          5.4.1 Non-compete Provision. The Director shall not, for the term of this Agreement and until all benefits have been distributed, directly or indirectly, either as an individual or as a proprietor, stockholder, partner, officer, director, employee, agent, consultant or independent contractor of any individual, partnership, corporation or other entity (excluding an ownership interest of one percent (1%) or less in the stock of a publicly traded company):

               (i) become employed by, participate in, or be connected in any manner with the ownership, management, operation or control of any bank, savings and loan or any financial institution, as that term is defined in the Gramm-Leach-Bliley Act of 1999, Pub. L. 106-102, that has its main office, a branch office, or conducts any business within a forty (40) mile radius of Mifflintown, Pennsylvania; or

               (ii) participate in any way in hiring or otherwise engaging, or assisting any other person or entity in hiring or otherwise engaging, on a temporary, part-time or permanent basis, any individual who was employed by the Corporation or any of its subsidiaries during the three (3) year period immediately prior to the termination of the Director's service; or

               (iii) assist, advise, or serve in any capacity, representative or otherwise, any third party in any action against the Corporation or any of its subsidiaries or transaction involving the Corporation or any of its subsidiaries; or

               (iv) sell, offer to sell, provide banking or other financial services, assist any other person in selling or providing banking or other financial services, or solicit or otherwise compete for, either directly or indirectly, any orders, contract, or accounts for services of a kind or nature like or substantially similar to the services performed or products sold by the Corporation or any of its subsidiaries (the preceding hereinafter referred to as "Services"), to or from any person or entity from whom the Director or the Corporation or any of its subsidiaries provided banking or other financial services, sold, offered to sell or solicited orders, contracts or accounts for Services during the three (3) year period immediately prior to the termination of the Director's service; or

               (v) divulge, disclose, or communicate to others in any manner whatsoever, any confidential information of the Corporation or any of its subsidiaries, including, but not limited to, the names and addresses of customers of the Corporation or any of its subsidiaries, as they may have existed from time to time or of any of the Corporation's or any of its subsidiaries' prospective customers, work performed or services rendered for any customer, any method and/or procedures relating to projects or other work developed for the Corporation or any of its subsidiaries, earnings or other information concerning the Corporation or any of its subsidiaries. The restrictions contained in this subparagraph (v) apply to all information regarding the Corporation or any of its subsidiaries until it becomes known to the general public from sources other than the Director.


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          5.4.2 Judicial Remedies. In the event of a breach or threatened breach by the Director of any provision of these restrictions, the Director recognizes the substantial and immediate harm that a breach or threatened breach will impose upon the Corporation or any of its subsidiaries, and further recognizes that in such event monetary damages may be inadequate to fully protect the Corporation or any of its subsidiaries. Accordingly, in the event of a breach or threatened breach of this Agreement, the Director consents to the Corporation's or any of its subsidiaries' entitlement to such ex parte, preliminary, interlocutory, temporary or permanent injunctive, or any other equitable relief, protecting and fully enforcing the Corporation's or any of its subsidiaries' rights hereunder and preventing the Director from further breaching any of his obligations set forth herein. The Director expressly waives any requirement, based on any statute, rule of procedure, or other source, that the Corporation or any of its subsidiaries post a bond as a condition of obtaining any of the above-described remedies. Nothing herein shall be construed as prohibiting the Corporation or any of its subsidiaries from pursuing any other remedies available to the Corporation or any of its subsidiaries at law or in equity for such breach or threatened breach, including the recovery of damages from the Director. The Director expressly acknowledges and agrees that: (i) the restrictions set forth in Section 5.4.1 are reasonable, in terms of scope, duration, geographic area, and otherwise, (ii) the protections afforded the Corporation or any of its subsidiaries in Section 5.4.1 are necessary to protect its legitimate business interest, (iii) the restrictions set forth in Section 5.4.1 will not be materially adverse to the Director's service with the Bank, and (iv) his agreement to observe such restrictions forms a material part of the consideration for this Agreement.

          5.4.3 Overbreadth of Restrictive Covenant. It is the intention of the parties that if any restrictive covenant in this Agreement is determined by a court of competent jurisdiction to be overly broad, then the court should enforce such restrictive covenant to the maximum extent permitted under the law as to area, breadth and duration.

          5.4.5 The non-compete provision detailed in Section 5.4.1 shall not be enforceable following a Change in Control.

     5.5 Suicide or Misstatement. No benefits shall be payable if the Director commits suicide within two years after the date of this Agreement, or if the insurance company denies coverage for material misstatements of fact made by the Director on any application for life insurance purchased by the Bank, or any other reason; provided, however that the Bank shall evaluate the reason for the denial, and upon advice of legal counsel and in its sole discretion, consider judicially challenging any denial. The Bank shall have no liability to the Director for any denial of coverage by the insurance company.


                                    ARTICLE 6
                                CLAIMS PROCEDURE

     Any dispute, controversy or claim arising out of or under this agreement or its performance shall first be negotiated by the parties, and if an acceptable resolution does not result, shall be submitted to arbitration which shall be exclusive, final, binding and conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA"). Each party shall bear the fees and expenses of its counsel and witnesses, and the cost of the arbitration shall be borne as set forth in the award, or in the absence of an award or a specific determination by the arbitrator or agreement of the parties, shall be borne equally by the parties. At any time before the arbitrator has served upon the parties a written award, the parties may resolve the dispute by settlement, whereupon they shall direct the arbitrator to cease his or her deliberations and render a final accounting of fees and expenses to be paid by the parties in accordance with the foregoing. Any decision of the arbitrator may be entered as a judgment in any court of competent jurisdiction and may be enforced as such in accordance with the provisions of the award. This agreement to arbitrate shall be specifically enforceable by the parties, and they confirm that they intend that all disputes, controversies or claims of any kind shall be arbitrated. Arbitration proceedings shall be held in Mifflintown, Pennsylvania, or in such other locale on which the parties may mutually agree.

                                    ARTICLE 7
                           AMENDMENTS AND TERMINATION

     This Agreement may be amended or terminated only by a written agreement signed by the Bank and the Director, except as provided in Article 5.


                                    ARTICLE 8
                                  MISCELLANEOUS

     8.1 Binding Effect. This Agreement shall bind the Director and the Bank, and their successors, beneficiaries, survivors, executors, successors, administrators and transferees.

     8.2 No Guarantee of Service. This Agreement is not a service policy or contract. It does not give the Director the right to remain an employee of the Bank, nor does it interfere with the Bank's right to discharge the Director. It also does not require the Director to remain an employee nor interfere with the Director's right to terminate service at any time.

     8.3 Non-Transferability. Benefits under this Agreement cannot be sold, transferred, assigned, pledged, attached or encumbered in any manner.

     8.4 Tax Withholding. The Bank shall withhold any taxes that are required to be withheld from the benefits provided under this Agreement.

     8.5 Applicable Law. The Agreement and all rights hereunder shall be governed by the laws of the Commonwealth of Pennsylvania, except to the extent preempted by the laws of the United States of America.

     8.6 Reorganization. The Bank shall not merge or consolidate into or with another company, or reorganize, or sell substantially all of its assets to another company, firm or person unless such succeeding or continuing company, firm or person agrees to assume and discharge the obligations of the Bank.

     8.7 Unfunded Arrangement. The Director and beneficiary are general unsecured creditors of the Bank for the payment of benefits under this Agreement. The benefits represent the mere promise by the Bank to pay such benefits. The rights to benefits are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors. Any insurance on the Director's life is a general asset of the Bank to which the Director and beneficiary have no preferred or secured claim.

     8.8 Recovery of Estate Taxes. If the Director's gross estate for federal estate tax purposes includes any amount determined by reference to and on account of this Agreement, and if the beneficiary is other than the Director's estate, then the Director's estate shall be entitled to recover from the beneficiary receiving such benefit under the terms of the Agreement, an amount by which the total estate tax due by the Director's estate, exceeds the total estate tax which would have been payable if the value of such benefit had not been included in the Director's gross estate. If there is more than one person receiving such benefit, the right of recovery shall be against each such person. In the event the beneficiary has a liability hereunder, the beneficiary may petition the Bank for a lump sum payment in an amount not to exceed the beneficiary's liability hereunder.

     8.9 Entire Agreement. This Agreement constitutes the entire agreement between the Bank and the Director as to the subject matter hereof. No rights are granted to the Director by virtue of this Agreement other than those specifically set forth herein. This Agreement supersedes and replaces any benefit that would otherwise be paid to the Director under the Retirement Program for Directors that was made effective January 1, 1988.

     8.10 Administration. The Bank shall have powers which are necessary to administer this Agreement, including but not limited to:

          8.10.1 Interpreting the provisions of the Agreement;

          8.10.2 Establishing and revising the method of accounting for the Agreement;


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          8.10.3 Maintaining a record of benefit payments; and

          8.10.4 Establishing rules and prescribing any forms necessary or desirable to administer the Agreement.


     IN WITNESS WHEREOF, the Director and a duly authorized Bank officer have signed this Agreement.

DIRECTOR:                              BANK:
The Juniata Valley Bank

                                       By
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                                       Title
                                              ---------------------------------



     By execution hereof, The Juniata Valley Financial Corp. consents to and agrees to be bound by the terms and condition of this Agreement.



ATTEST:                             CORPORATION:
                                    THE JUNIATA VALLEY FINANCIAL CORP.

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